Exhibit 99.1

GMS REPORTS RECORD SALES FOR FOURTH QUARTER AND FISCAL 2017

- Fourth Quarter Net Sales Increased 16.7% to $615.0 Million -

- Fiscal 2017 Net Sales Increased 24.8% to $2.32 Billion -

- Fourth Quarter Net Income Improved by 59.6% to $14.3 Million -

- Fourth Quarter Adjusted EBITDA Increased $8.5 Million to $52.1 Million -

Tucker, Georgia, June 29, 2017. GMS Inc. (NYSE:GMS), a leading North American distributor of wallboard and suspended ceilings systems, today reported financial results for the fourth quarter and fiscal year ended April 30, 2017.

Fourth Quarter 2017 Highlights Compared to Fourth Quarter 2016

•                  Net sales increased 16.7% to a record $615.0 million; base business net sales increased 5.6% with 2 fewer shipping days

•                  Wallboard unit volume grew 11.1% to a record 906 million square feet

•                  Net income increased to $14.3 million, or $0.34 per diluted share, compared to $8.9 million, or $0.27 per diluted share

•                  Adjusted EBITDA grew 19.5% to $52.1 million

•      Adjusted EBITDA margin improved 20 basis points to 8.5% as a percentage of net sales

•      Net debt to Adjusted EBITDA declined from 4.3x to 2.9x

•                  Strengthened existing presence in Hawaii

Fiscal Year 2017 Highlights Compared to Fiscal Year 2016

•                  Net sales increased 24.8% to $2.32 billion; base business net sales up 10.0%

•                  Net income increased to $48.9 million, or $1.19 per diluted share, compared to $12.6 million, or $0.38 per diluted share

•                  Adjusted EBITDA increased 36.2% to $188.2 million, improving 70 bps as a percentage of net sales

•                  Completed 8 acquisitions with a combined $215.9 million of trailing twelve month net sales

•                  Expanded nationwide footprint to 42 states and District of Columbia

Mike Callahan, President and CEO of GMS, stated, “The fourth quarter represented another quarter of strong growth in net sales supported by price gains in each product category, steady end market demand and the contribution of successful acquisitions. We were pleased with this progress and our ability to continue growing our business to deliver a 19.5% year-over-year increase in Adjusted EBITDA for the fourth quarter. These results capped an exciting year for GMS, marked by our successful IPO, record sales and Adjusted EBITDA growth of 36.2%, along with significant improvement in our leverage metrics. Through our proven growth strategy, we remain confident in our ability to capitalize on healthy demand trends and execute on our robust acquisition pipeline to build upon our market leading positions and continue to deliver strong performance in net sales and Adjusted EBITDA in fiscal 2018.”

Fourth Quarter 2017 Results

Net sales for the fourth quarter of fiscal 2017 ended April 30, 2017 were $615.0 million, compared to $527.2 million for the fourth quarter of fiscal 2016 ended April 30, 2016.

•                  Wallboard sales of $282.2 million increased 13.4%, compared to the fourth quarter of fiscal 2016. Wallboard unit volume grew 11.1% to 906 million square feet, driven by improved end market demand, price gains, and the positive contribution from acquisitions.

•                  Ceilings sales of $87.5 million rose 11.9%, compared to the fourth quarter of fiscal 2016, mainly due to greater commercial activity, price gains and the positive impact from acquisitions.

•                  Steel framing sales of $100.2 million grew 28.9%, compared to the fourth quarter of fiscal 2016, due to greater commercial activity, price gains as a result of higher industry steel prices and acquisitions.

•                  Other product sales of $145.1 million were up 18.5%, compared to the fourth quarter of fiscal 2016, as a result of strong demand pull through, strategic initiatives, improved pricing and acquisitions.

Gross profit of $201.0 million grew 15.4%, compared to $174.2 million in the fourth quarter of fiscal 2016, mainly attributable to pricing discipline, improved purchasing opportunities and product mix. Gross margin was 32.7%, compared to 33.0% in the fourth quarter of fiscal 2016, largely due to the timing of favorable cost savings in the prior year quarter.

Net income of $14.3 million, or $0.34 per diluted share, increased $5.3 million, compared to $8.9 million, or $0.27 per diluted share, in the fourth quarter of fiscal 2016. Adjusted net income of $20.0 million, or $0.48 per diluted share, grew $2.6 million, compared to $17.4  million, or $0.53 per diluted share, in the fourth quarter of fiscal 2016.

Adjusted EBITDA of $52.1 million rose 19.5%, compared to $43.6 million in the fourth quarter of fiscal 2016.  Adjusted EBITDA margin was 8.5% as a percentage of net sales for the fourth quarter of fiscal 2017, compared to 8.3% in the fourth quarter of fiscal 2016, largely reflecting increased profitability on higher net sales.

Fiscal Year 2017 Results

Net sales for the fiscal year ended April 30, 2017 increased 24.8% to $2.32 billion, compared to $1.86 billion for the fiscal year ended April 30, 2016, with double-digit growth across all product categories.

Gross profit of $758.6 million in fiscal 2017 increased 27.9%, compared to $593.2 million in fiscal 2016. Gross margin of 32.7% improved by 80 basis points, compared to 31.9% in the prior year, primarily driven by improved purchasing opportunities, pricing discipline and product mix.

Net income of $48.9 million in fiscal 2017, or $1.19 per diluted share, grew $36.3 million, compared to $12.6 million, or $0.38 per diluted share, in fiscal 2016. Adjusted net income of $69.9 million, or $1.70 per diluted share, increased $22.5 million, compared to $47.4 million, or $1.43 per diluted share, in the prior year.

Adjusted EBITDA of $188.2 million in fiscal 2017 grew 36.2%, compared to $138.2 million in fiscal 2016. Adjusted EBITDA margin was 8.1% as a percentage of net sales in fiscal 2017, compared to 7.4% in fiscal 2016, representing strong overall improvement in operating performance.

Capital Resources

At April 30, 2017, GMS had cash of $14.6 million and total debt of $595.0 million, as compared to cash of $19.1 million and total debt of $644.6 million at April 30, 2016.

Subsequent to the end of fiscal 2017, on June 7, 2017, the Company amended its First Lien Credit Agreement with new borrowings consisting of a $578 million term loan facility due in 2023. Borrowings under the new term loan bear interest at a floating rate based on LIBOR, with a 1.00% floor, plus 3.00%, representing a 50 basis point improvement compared to the previous term loan’s interest rate. Net proceeds from the new term loan were used to repay the Company’s previous first lien term loan of $478 million and approximately $94 million of loans under the asset based revolving credit facility as well as related expenses.

Acquisition Activity

In February 2017, the Company acquired the Hawaiian distribution assets of Grabber Construction Products, Inc., a highly regarded supplier of fasteners and drywall related products based in Honolulu, Hawaii.

The Company’s eight acquisitions completed during fiscal 2017 generated an aggregate of approximately $215.9 million in net sales for the twelve month period prior to the date of acquisition, and the earnings of the entities would have contributed approximately $24.3 million to Adjusted EBITDA for that period, including operating synergies.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the fourth quarter and fiscal year ended April 30, 2017 at 9:00 a.m. Eastern Time on June 29, 2017. Investors who wish to participate in the call should dial 877-719-9788 (domestic) or 719-457-2647 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well.

Replays of the call will be available through July 29, 2017 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 1243163.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 205 distribution centers across the United States. GMS’s extensive product offering of wallboard, suspended ceilings systems, or ceilings, and complementary interior construction products is designed to provide a comprehensive one-stop-shop for our core customer, the interior contractor who installs these products in commercial and residential buildings.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, Adjusted EBITDA and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin and base business growth are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments.  In addition, the Company utilizes Adjusted EBITDA in certain calculations under its senior secured asset based revolving credit facility and its senior secured first lien term loan facility.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income and Adjusted EBITDA. The Company’s presentation of Adjusted net income and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries.

Forward-Looking Statements and Information:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets, statements about its expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, statements related to net sales, gross profit and capital expenditures, as well as non-GAAP financial measures such as Adjusted EBITDA, Adjusted net income and base business growth and statements regarding potential acquisitions and future greenfield locations contained in this press release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply, and/or demand for products which GMS distributes; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in its other periodic reports filed with the SEC.  In addition, the statements in this release are made as of June 29, 2017. The Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to June 29, 2017.

GMS Inc.

Consolidated Statements of Operations

Three Months Ended April 30, 2017 and 2016 and Years Ended April 30, 2017 and 2016

(in thousands of dollars, except for share and per share data)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Net sales	$614,977	$527,182	$2,319,146	$1,858,182
Cost of sales (exclusive of depreciation and amortization shown separately below)	413,942	352,979	1,560,575	1,265,018
Gross profit	201,035	174,203	758,571	593,164
Operating expenses:
Selling, general and administrative	152,962	133,231	585,078	470,035
Depreciation and amortization	17,761	16,879	69,240	64,215
Total operating expenses	170,723	150,110	654,318	534,250
Operating income	30,312	24,093	104,253	58,914
Other (expense) income:
Interest expense	(7,198)	(9,428)	(29,360)	(37,418)
Change in fair value of financial instruments	(141)	(19)	(382)	(19)
Write-off of debt discount and deferred financing fees	—	—	(7,103)	—
Other income, net	1,721	2,219	4,132	3,671
Total other (expense), net	(5,618)	(7,228)	(32,713)	(33,766)
Income before taxes	24,694	16,865	71,540	25,148
Provision for (benefit from) income taxes	10,422	7,925	22,654	12,584
Net income	$14,272	$8,940	$48,886	$12,564
Weighted average shares outstanding:
Basic	40,955,632	32,892,905	40,260,405	32,799,098
Diluted	41,758,974	33,155,140	41,070,025	33,125,242
Net income (loss) per share:
Basic	$0.35	$0.27	$1.21	$0.38
Diluted	$0.34	$0.27	$1.19	$0.38

GMS Inc.

Consolidated Balance Sheets

April 30, 2017 and 2016

(in thousands of dollars, except share data)

	April 30, 2017	April 30, 2016
Assets
Current assets:
Cash and cash equivalents	$14,561	$19,072
Trade accounts and notes receivable, net of allowances of $9,851 and $8,607, respectively	328,988	270,257
Inventories, net	200,234	165,766
Prepaid expenses and other current assets	11,403	16,548
Total current assets	555,186	471,643
Property and equipment, net	154,465	153,260
Goodwill	423,644	386,306
Intangible assets, net	252,293	221,790
Other assets	7,677	7,815
Total assets	$1,393,265	$1,240,814
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	102,688	91,500
Accrued compensation and employee benefits	58,393	51,680
Other accrued expenses and current liabilities	37,891	41,814
Current portion of long-term debt	11,530	8,667
Revolving credit facility	—	26,914
Total current liabilities	210,502	220,575
Non-current liabilities:
Long-term debt, less current portion	583,390	609,029
Deferred income taxes, net	26,820	41,203
Other liabilities	35,371	33,600
Liabilities to noncontrolling interest holders, less current portion	22,576	25,247
Total liabilities	878,659	929,654
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01 per share, authorized 500,000,000 shares; 40,970,905 and 32,892,905 shares issued at April 30, 2017 and April 30, 2016, respectively	410	329
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; 0 shares issued at April 30, 2017 and April 30, 2016, respectively	—	—
Additional paid-in capital	488,459	334,244
Accumulated earnings (deficit)	26,621	(22,265)
Accumulated other comprehensive (loss) income	(884)	(1,148)
Total stockholders’ equity	514,606	311,160
Total liabilities and stockholders’ equity	$1,393,265	$1,240,814

GMS Inc.

Consolidated Statements of Cash Flows

Three Months Ended April 30, 2017 and 2016 and Years Ended April 30, 2017 and 2016

(in thousands of dollars)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net Income	$14,272	$8,940	$48,886	$12,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	6,170	6,460	25,565	26,667
Accretion and amortization of debt discount and deferred financing fees	651	878	9,793	3,438
Amortization of intangible assets	11,591	10,419	43,675	37,548
Provision for losses on accounts and notes receivable	312	(1,035)	(122)	(1,032)
Provision for obsolescence of inventory	(2)	(3)	425	80
Decrease in fair value of contingent consideration	(1,096)	—	(1,484)	—
Equity-based compensation	1,473	991	3,142	4,733
Gain on sale or impairment of assets	(94)	(721)	(336)	(645)
Trade accounts and notes receivable	(17,221)	(29,212)	(20,400)	(27,338)
Inventories	7,318	(428)	(18,390)	(699)
Accounts payable	(4,081)	15,187	(3,763)	1,055
Deferred income tax expense	(5,341)	(13,842)	(20,114)	(20,499)
Prepaid expenses and other assets	1,013	(559)	(412)	(4,682)
Accrued compensation and employee benefits	7,497	15,383	4,440	3,454
Other accrued expenses and liabilities	947	132	626	5,551
Liabilities to noncontrolling interest holders	225	(743)	1,133	446
Income taxes	6,734	17,998	(5,956)	7,106
Cash provided by operating activities	30,368	29,845	66,708	47,747
Cash flows from investing activities:
Purchases of property and equipment	(4,183)	(3,697)	(11,083)	(7,692)
Proceeds from sale of assets	750	3,084	3,995	9,847
Acquisitions of businesses, net of cash acquired	(4,452)	(31,929)	(150,428)	(120,195)
Cash used in investing activities	(7,885)	(32,542)	(157,516)	(118,040)
Cash flows from financing activities:
Repayments on the revolving credit facility	(194,327)	(252,438)	(1,011,925)	(697,144)
Borrowings from the revolving credit facility	176,858	269,257	1,013,365	782,104
Payments of principal on long-term debt	(1,203)	(975)	(4,584)	(3,931)
Principal repayments of capital lease obligations	(1,389)	(1,067)	(5,208)	(4,249)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts	—	—	156,941	—
Repaymemt on term loan	—	—	(160,000)	—
Proceeds from term loan amendment	—	—	481,225	—
Repayments on term loan amendment	—	—	(381,225)	—
Debt issuance costs	1,192	(391)	(2,637)	(391)
Stock repurchases	—	—	—	(5,827)
Exercise of stock options	345	—	345	6,519
Cash provided by financing activities	(18,524)	14,386	86,297	77,081
Increase (decrease) in cash and cash equivalents	3,959	11,689	(4,511)	6,788
Balance, beginning of period	10,602	7,383	19,072	12,284
Balance, end of period	$14,561	$19,072	$14,561	$19,072
Supplemental cash flow disclosures:
Cash paid for income taxes	$9,332	$3,817	$49,163	$26,067
Cash paid for interest	6,405	9,688	26,443	34,557

GMS Inc.

Net Sales by Product Group

Three Months Ended April 30, 2017 and 2016 and Years Ended April 30, 2017 and 2016

(in thousands of dollars)

	Three Months Ended April 30,				Year Ended April 30,
	2017	% of Total	2016	% of Total	2017	% of Total	2016	% of Total
Wallboard	$282,150	45.9%	$248,829	47.2%	$1,058,400	45.6%	$870,952	46.9%
Ceilings	87,489	14.2%	78,159	14.8%	341,007	14.7%	297,110	16.0%
Steel Framing	100,220	16.3%	77,769	14.8%	374,151	16.1%	281,340	15.1%
Other Products	145,118	23.6%	122,425	23.2%	545,588	23.5%	408,780	22.0%
Total Net Sales	$614,977		$527,182		$2,319,146		$1,858,182

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA

Three Months Ended April 30, 2017 and 2016 and Years Ended April 30, 2017 and 2016

(in thousands of dollars)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Net income	$14,272	$8,940	$48,886	$12,564
Interest expense	7,198	9,428	36,463	37,418
Interest income	(51)	(243)	(152)	(928)
Income tax expense (benefit)	10,422	7,925	22,654	12,584
Depreciation expense	6,170	6,460	25,565	26,667
Amortization expense	11,591	10,419	43,675	37,548
EBITDA	$49,602	$42,929	$177,091	$125,853
Stock appreciation rights expense (a)	$882	$365	$148	$1,988
Redeemable noncontrolling interests (b)	457	(292)	3,536	880
Equity-based compensation (c)	553	610	2,534	2,699
Severance, other costs related to discontinued operations and closed branches, and certain other costs (d)	(472)	(1,054)	(157)	379
Transaction costs (acquisitions and other) (e)	(798)	939	2,249	3,751
Gain on disposal of assets	(94)	(720)	(338)	(645)
Management fee to related party (f)	—	563	188	2,250
Effects of fair value adjustments to inventory (g)	170	223	946	1,009
Interest rate swap and cap mark-to-market (h)	141	19	382	19
Secondary public offering (i)	1,385	—	1,385	—
Debt transaction costs (j)	265	—	265	—
EBITDA add-backs	2,489	653	11,138	12,330
Adjusted EBITDA	$52,091	$43,582	$188,229	$138,183
Adjusted EBITDA margin	8.5%	8.3%	8.1%	7.4%

(a)         Represents non-cash compensation expense related to stock appreciation rights agreements

(b)         Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests

(c)          Represents non-cash equity-based compensation expense related to the issuance of stock options

(d)         Represents severance and other costs permitted in calculations under the ABL Facility and the First Lien Facility

(e)          Represents one-time costs related to the IPO and acquisitions paid to third party advisors

(f)           Represents management fees paid to AEA, which were discontinued after the IPO

(g)          Non-cash cost of sales impact of purchase accounting adjustments to increase inventory to its estimated fair value

(h)         Mark-to-market adjustments for certain financial instruments

(i)             Represents costs paid to third party advisors related to the secondary public offerings of our common stock in February and June of 2017

(j)            Represents costs paid to third party advisors related to debt refinancing activities

GMS Inc.

Reconciliation of Net Income to Adjusted Net Income

Three Months Ended April 30, 2017 and 2016 and Years Ended April 30, 2017 and 2016

(in thousands of dollars, except for share and per share data)

	Three Months Ended April 30,		Year Ended April 30,
	2017	2016	2017	2016
Income before taxes	$24,694	$16,865	$71,540	$25,148
EBTIDA add-backs	2,489	653	11,138	12,330
Write-off of debt discount and deferred financing fees	—	—	7,103	—
Purchase accounting depreciation and amortization (1)	7,254	12,492	30,518	44,099
Adjusted pre-tax income	34,437	30,010	120,299	81,577
Adjusted income tax expense	14,429	12,574	50,405	34,181
Adjusted net income	$20,008	$17,436	$69,894	$47,396
Effective tax rate (2)	41.9%	41.9%	41.9%	41.9%

Weighted average shares outstanding:
Basic	40,955,632	32,892,905	40,260,405	32,799,098
Diluted	41,758,974	33,155,140	41,070,025	33,125,242
Net income (loss) per share:
Basic	$0.49	$0.53	$1.74	$1.45
Diluted	$0.48	$0.53	$1.70	$1.43

(1)         Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company. Full year projected amounts are $21.8 million and $15.6 million for FY18 and FY19, respectively.

(2)         Normalized effective tax rate excluding the impact of purchase accounting and certain other deferred tax amounts.

Contact Information:

Investor Relations:

ir@gms.com

678-353-2883

Media Relations:

marketing@gms.com

770-723-3378